-------------------------------------------------------------------------------

STATE OF WASHINGTON                                           SECRETARY OF STATE

-------------------------------------------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                          FORMS MANAGEMENT INCORPORATED

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

              Changing name to FMC RESOURCE MANAGEMENT CORPORATION

U.B.I. Number:    601 111 339                     Date:      November 14, 1994





                                  GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON, AT OLYMPIA, THE STATE CAPITAL

                                  /S/ RALPH MUNRO
                                  ---------------------------------------------
                                  RALPH MUNRO, SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                       OF
                         FORMS MANAGEMENT, INCORPORATED

         Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCW, the following Articles of Amendment to the Articles of Incorporation are submitted for filing.

                                    ARTICLE I

         The name of this corporation is currently FORMS MANAGEMENT, INCORPORATED (the "Corporation"), but is being changed by this amendment to FMC RESOURCE MANAGEMENT CORPORATION.

                                   ARTICLE II

         The amendments to the Articles of Incorporation as adopted are as follows:

            (1) Article I of the Articles of Incorporation is amended to change the name of the corporation to FMC RESOURCE MANAGEMENT CORPORATION and shall read as follows:

                  The name of this corporation shall be FMC RESOURCE MANAGEMENT CORPORATION.

                                  ARTICLE III

         The amendment provides for no exchange, classification, or cancellation of issued shares.

                                  ARTICLE IV

         The amendment was adopted by the Board of Directors of the Corporation on November 7, 1994.

                                   ARTICLE V

         Shareholder action on the amendment is not required under the bylaws of the Company or the Washington Business Corporation Act and, consequently, the amendment was adopted by the Board of Directors without shareholder action.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 7 day of November, 1994.

                                         FORMS MANAGEMENT, INCORPORATED
                                         (Now FMC RESOURCE MANAGEMENT
                                         CORPORATION)

                                         By:   /s/ C. William Smith
                                            ---------------------------
                                         C. William Smith, its
                                         President

ARTICLES OF AMENDMENT OF
FORMS MANAGEMENT, INC.

                               STATE OF WASHINGTON

                               SECRETARY OF STATE

I, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL,

         hereby certify by this certificate that the attached is a true and correct copy of

                            CERTIFICATE OF AMENDMENT

                                       of

                          FORMS MANAGEMENT INCORPORATED

                 Changing name to FORMS MANAGEMENT INCORPORATED

                     as filed in this office on May 16, 1989

                                   Date:      October 6, 1999

                                   GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON, AT OLYMPIA, THE STATE CAPITAL

                                   /s/ Ralph Munro
                                   --------------------------------------------
                                   RALPH MUNRO, SECRETARY OF STATE

--------------------------------------------------------------------------------

STATE OF WASHINGTON                                           SECRETARY OF STATE

--------------------------------------------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                            FORMS MANAGEMENT COMPANY

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                 Changing name to FORMS MANAGEMENT INCORPORATED

U.B.I. Number:    601 111 339                      Date:           May 16, 1989





                                     Given under my hand and the seal of the
                                     State of Washington, at Olympia, the State
                                     Capitol.

                                     /s/ Ralph Munro
                                     ----------------------------------------
                                          RALPH MUNRO, SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                       OF
                            FORMS MANAGEMENT COMPANY

         Articles of amendment of the Articles of Incorporation of FORMS MANAGEMENT COMPANY are herein executed by said corporation, pursuant to the provisions of Revised Code of Washington 23A.l6.040 and 23A.l6.050, as follows:

         1.    The current name of the corporation is FORMS MANAGEMENT COMPANY.

         2. The amendment to the articles of incorporation of said corporation is as follows: ARTICLE 1 is amended to read as follows:

               The name of this corporation is FORMS MANAGEMENT, INCORPORATED.

         3. The date of the adoption of said amendment by the shareholders of said corporation is May 12, 1989.

         4. The number of shares outstanding of said corporation is FIVE THOUSAND ONE HUNDRED (5,100) shares.

               The number of shares entitled to vote on said amendment was FIVE THOUSAND ONE HUNDRED (5,100).

         5. The number of shares voted for and against said amendment, respectively, were as follows:

               For Amendment: 5,100 shares
               Against Amendment: -0- shares

                                                    FORMS MANAGEMENT COMPANY

                                                    /s/ Hugh C. Schuster
                                                    ---------------------------
                                                    HUGH C. SCHUSTER
Dated     5/12     , 1989                           ITS PRESIDENT
     --------------

                               STATE OF WASHINGTON

                               SECRETARY OF STATE

I, RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL,

          hereby certify by this certificate that the attached is a true and correct copy of

                          CERTIFICATE OF INCORPORATION

                                       of

                            FORMS MANAGEMENT COMPANY

                  as filed in this office on September 30, 1988




                                  Date:      October 6, 1999

                                  GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON, AT OLYMPIA, THE STATE CAPITAL

                                  /s/ Ralph Munro
                                  -----------------------------------
                                  RALPH MUNRO, SECRETARY OF STATE

--------------------------------------------------------------------------------

STATE OF WASHINGTON                                           SECRETARY OF STATE

--------------------------------------------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                          CERTIFICATE OF INCORPORATION

                                       to

                            FORMS MANAGEMENT COMPANY

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

U.B.I. Number:    601 111 339                         Date:   September 30, 1988



                                     Given under my hand and the seal of the
                                     State of Washington, at Olympia, the State
                                     Capitol.

                                     /s/ Ralph Munro
                                     ------------------------------------------
                                     RALPH MUNRO, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                            FORMS MANAGEMENT COMPANY

                                    ARTICLE 1

         The name of this corporation is FORMS MANAGEMENT COMPANY.

                                    ARTICLE 2

         This corporation has perpetual existence.

                                    ARTICLE 3

         This corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under Title 23A of the Revised Code of Washington, as amended.

                                    ARTICLE 4

         The address of the registered office of the corporation is 11711 North Creek Parkway South, Bothell, Washington 98011, and the name of the registered agent at such address is Mark Trumper.

                                    ARTICLE 5

         The total authorized number of par value shares of the corporation is One Hundred Thousand (100,000) shares of the par value of One Dollars ($1.00) per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000).

                                    ARTICLE 6

         Shareholders of the corporation shall be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities convertible into stock of any class whatsoever whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividend, or otherwise.

                                    ARTICLE 7

         The number of directors of this corporation shall be fixed in the manner specified by the bylaws of this corporation. The first directors of the corporation are three (3) in number and his their names and addresses are:

                      Name                           Address
                      --------------------------------------

              Hugh C. Schuster                     8149 NE 150th
                                                   Bothell, WA  98011

              Mark J. Trumper                      810 Hindley Lane
                                                   Edmonds, WA  98020

              C. William Smith                     12007 12th Drive S.E.
                                                   Everett, WA  98020

         The first directors shall serve until the first annual meeting of shareholders and until their successors are elected and qualified.

                                    ARTICLE 8

         The name and address of the incorporator are:

                      Name                           Address
                      --------------------------------------

              Hugh C. Schuster                     8149 NE 150th
                                                   Bothell, WA  98011

                                    ARTICLE 9

         At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him for as may persons as there are directors to be elected, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

                                   ARTICLE 10

         (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

         (2) Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

         (3) The directors of the corporation shall have the greatest limitation of liability authorized under Washington law.

                                   ARTICLE 11

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

         DATED:         9/23           , 1988
               ------------------------

         /s/ Hugh G. Schuster
         ---------------------------------------
         Hugh G. Schuster

CONSENT TO APPOINTMENT AS REGISTERED AGENT

         I, MARK J. TRUMPER do hereby consent to serve as registered agent for FORMS MANAGEMENT COMPANY.

         I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

         DATED:         9/23/88        , 1988
               ------------------------
         /s/ Mark J. Trumper
         ---------------------------------------
         MARK J. TRUMPER

Address of Registered Agent:

11711 North Creek Parkway South
Bothell, WA  98011